UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.05       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision ofthe Code of Ethics

On February 6, 2009, the Board of Directors (the “Board”) of WellCare Health Plans, Inc. (“WellCare”) adopted, effective immediately, a Code of Conduct and Business Ethics (the “Code of Conduct”), which supersedes WellCare's previous standards of conduct.  The Code of Conduct applies to all directors, officers and associates of WellCare, including WellCare’s principal executive officer, principal financial officer, principal accounting officer and controller.  The Code of Conduct addresses, among other things, the following topics: compliance with laws, rules and regulations (including federal securities and health care laws); document retention and accurate recordkeeping, conflicts of interest; corporate opportunities; protection and proper use of WellCare assets; protecting confidential information; audits and investigations, political contributions and lobbying, the reporting of any illegal or unethical behavior, and workplace issues such as environment, health and safety, and drug and alcohol use.  The Code of Conduct was adopted by the Board upon the recommendation of the new Regulatory Compliance Committee of the Board, the Audit Committee of the Board and WellCare’s reconstituted Corporate Compliance Committee, which is comprised of senior management.

A copy of the Code of Conduct is attached to this Current Report on Form 8-K as Exhibit 14.1 and incorporated herein by reference.  A copy of the Code of Conduct is available on WellCare’s website at www.wellcare.com.  WellCare intends to disclose future amendments to, or waivers from, the provisions of the Code of Conduct, if any, made with respect to any of WellCare’s directors and executive officers on its website.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transaction.

None.

(d)  Exhibits.

14.1	Code of Conduct and Business Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
February 12, 2009	/s/ Heath Schiesser President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Conduct and Business Ethics